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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Lexington Healthcare Group, Inc. on Form S-8 of our reports dated September 24, 1999, appearing in the Annual Report on Form 10-K/A of Lexington Healthcare Group, Inc. and subsidiaries for the year ended June 30, 1999.


                                             DiSanto Bertoline & Company, P.C.


Glastonbury, Connecticut
May 22, 2000